Exhibit 10.36
FORM OF INDEMNIFICATION AGREEMENT
          RTI International Metals, Inc. has entered into an Indemnification Agreement in the form attached with each of the individuals listed below, effective as of the date set forth opposite such individual’s name.

Name and Title	Date
Daniel I. Booker, Director	May 6, 2005

Ronald L. Gallatin, Director	May 6, 2005

Robert M. Hernandez, Director	May 6, 2005

David P. Hess, Director	October 30, 2014

Edith E. Holiday, Director	May 6, 2005

Jerry Howard, Director	April 26, 2013

Bryan T. Moss, Director	June 1, 2008

James A. Williams, Director	August 7, 2005

Arthur B. Winkleblack, Director	December 1, 2013

Dawne S. Hickton, Vice Chair, President & Chief Executive Officer and Director	May 6, 2005

William T. Hull, Senior Vice President & Chief Risk Officer	November 9, 2005

James L. McCarley, Executive Vice President – Operations	May 17, 2010

Michael G. McAuley, Senior Vice President & Chief Financial Officer and Treasurer	July 1, 2014

Chad Whalen, General Counsel & Senior Vice President – Government Relations	February 19, 2007

Loretta L. Benec, Assistant General Counsel & Secretary	April 26, 2013

INDEMNIFICATION AGREEMENT
BETWEEN
RTI INTERNATIONAL METALS, INC.
AND

--------------------

THIS AGREEMENT is made this ___ day of ______________, 20___ by and between RTI International Metals, Inc., an Ohio corporation (the "Corporation"), and ______________________, an individual and a director and/or officer of the
Corporation (the "Indemnitee").

RECITALS

WHEREAS, Indemnitee is either a member of the Board of Directors or an officer of the Corporation, or both, and in such capacity is performing a valuable service for the Corporation;

WHEREAS, the Corporation has adopted a Code of Regulations (the "Code")
wherein Article IV Section 1 provides for the indemnification of the Board of
Directors and officers of the Corporation to the full extent permitted by law;

WHEREAS, the Ohio General Corporation Law, as amended to date (the
"Ohio Statute") specifically provides in Section 1701.13(E)(6) that it is not exclusive, and thereby contemplates that contracts may be entered into between the Corporation and its directors and officers with respect to indemnification of such persons;

WHEREAS, developments with respect to the application, amendment and enforcement of statutory and other indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers thereby; and

WHEREAS, in order to resolve such questions and thereby induce
Indemnitee to continue to serve as a member of the Board of Directors of the
Corporation or an officer, or both, the Corporation has determined and agreed to enter into this contract with Indemnitee;

AGREEMENT

NOW, THEREFORE, in consideration of Indemnitee's continued service with the Corporation after the date hereof the parties agree as follows:

1. D&O INSURANCE. The Corporation represents that it has directors and officers liability insurance ("D&O Insurance").

2. INDEMNITY. Subject only to the exclusions set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify
Indemnitee against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by
Indemnitee (and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement)
in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability Corporation, partnership, joint venture, trust or other enterprise to the fullest extent authorized and permitted by the provisions of the Ohio Statute, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

3. LIMITATIONS ON INDEMNITY. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

(a) except to the extent the aggregate of losses to be
indemnified hereunder exceed the amount of such losses for which the
Indemnitee is indemnified either pursuant to Section 2 hereof or pursuant to any D&O Insurance purchased and maintained by the
Corporation;

(b) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c) on account of any suit in which judgment is rendered
against an Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange
Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(d) on account of Indemnitee's act or omission being finally adjudged to have involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; or

(e) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

4. ADVANCEMENT OF EXPENSES.

(a) As and to the extent provided in Section 1701.13 (E)(5)(a)
of the Ohio Statute, the Corporation shall pay any expenses, including attorney's fees, incurred by Indemnitee in defending any action, suit, or proceeding, as they are incurred, in advance of the final disposition of the action, suit or proceeding provided that Indemnitee agrees to repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the Corporation, and the Indemnitee agrees to reasonably cooperate with the Corporation concerning such action, suit or proceeding.

(b) As and to the extent provided in Section 1701.13 (E)(5)(b)
of the Ohio Statute, the Corporation shall pay any expenses, including attorney's fees, incurred by Indemnitee in defending any action, suit or proceeding as they are incurred, in advance of the final disposition of the action, suit, or proceeding based, in part, on the undertaking of Indemnitee set forth in Section 7 hereof, provided that such advancement by the Corporation is authorized by the Board of Directors of the Corporation in the specific case.

5. CONTINUATION OF INDEMNITY. All agreements and obligations of the
Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability Corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as
Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Corporation or serving in any other capacity referred to herein.

6. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by
Indemnitee of notice of the commencement of any action, suit or proceeding,
Indemnitee will, if a claim in respect thereof is to be made against the
Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this
Agreement. With respect to any such action, suit or proceeding as to which
Indemnitee notifies the Corporation of the commencement thereof:

(a) The Corporation will be entitled to participate therein at its own expense; and

(b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Corporation and reasonably satisfactory to
Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and
Indemnitee in the conduct of the defense of such action, or (iii) the
Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which
Indemnitee shall have made the conclusion provided for in (ii) above.

(c) The Corporation shall not be liable to indemnify
Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The
Corporation shall not settle in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

7. REPAYMENT OF EXPENSES. Indemnitee agrees that Indemnitee will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that
Indemnitee is not entitled to be indemnified by the Corporation for such expenses under the provisions of the Ohio Statute, the Code, this Agreement or otherwise. Indemnitee shall, to the extent permitted by law, be indemnified for all reasonable attorneys' fees incurred in defense or prosecution of a claim for indemnification.

8. CHANGE IN CONTROL/ESTABLISHMENT OF TRUST. In the event of a Change in Control (as hereinafter defined) the Corporation shall, upon written request by Indemnitee, create and fund a trust (the "Trust") for the benefit of
Indemnitee in an amount, determined by counsel selected by Indemnitee and identified in the written request which counsel must: (i) under all applicable law, regulation and standards of professional conduct, have no conflict of interest by representing either the Corporation or Indemnitee, and (ii) be reasonably satisfactory to the Corporation, to be an amount sufficient to satisfy any and all claim for indemnity (including without limitation expenses)
by Indemnitee under this Agreement. The terms of the Trust shall provide that
(i) the Trust shall not be revoked or the principal thereof invaded without the written consent of Indemnitee, (ii) the trustee shall advance, within ten business days of a request by Indemnitee, any and all expenses to Indemnitee
(the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the
Corporation under Sections 4(a) and 7 of this Agreement), (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Corporation upon a final determination by the independent counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee. Nothing in this Section 8 shall relieve the
Corporation of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Corporation for federal, state, local and foreign tax purposes. The Corporation shall pay all costs of establishing and maintaining the Trust and shall indemnify the trustee against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

For purposes of this Agreement, a Change in Control means a change in control (other than one approved by a majority of the directors on the board of the Corporation immediately prior to such Change in Control) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of
Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(1) Any person (within the meaning of that term as used in
Sections 13(d) and 14(d) of the Exchange Act (a "Person"), is or
becomes the "beneficial owner" (as defined in Rule 13d-3 under the
Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; provided, however, that for purposes of this Plan the term "Person" shall not include (i) the Corporation or any of its majority-owned Subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; or

(2) A change in composition of the Board during any two year period such that the following individuals cease for any reason to constitute a majority of the number of directors then serving on the
Board: individuals who, at the beginning of the two year period, are serving as directors on the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the
Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two year period or whose appointment, election or nomination for election was previously so approved, or

(3) There is consummated a merger or consolidation of the
Corporation or a Subsidiary thereof, with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the voting securities of the entity surviving the merger or
consolidation (or the Parent of such surviving entity), or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation's assets.

9. SUBROGATION. In the event of any payment under this Agreement, the
Corporation shall be subrogated to the extent thereof to all rights to indemnification or reimbursement against any insurer or other entity or person vested in the Indemnitee, who shall execute all instruments and take all other actions as shall be reasonably necessary for the Corporation to enforce such rights.

10. ENFORCEMENT.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the
Corporation hereby in order to induce Indemnitee to continue as director or an officer of the Corporation, or both, and

acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

(b) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

11. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

12. GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION.

(a) This Agreement shall be interpreted and enforced in
accordance with the laws of the State of Ohio.

(b) This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RTI INTERNATIONAL METALS, INC.

By:
--------------------------------
[name of authorized officer]
[title]

By:
--------------------------------
[name], Indemnitee

Dated: Effective , 20
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